UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  July 31, 2006

(Date of earliest event reported)

Inland Western Retail Real Estate Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51199	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

2901 Butterfield Road
Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

o                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 3 – Securities and Trading Markets

Item 3.03                                                 Material Modification to Rights of Security Holders

Today Inland Western Retail Real Estate Trust, Inc. (the “Company” or “we”) announced that we have amended and restated in its entirety our Distribution Reinvestment Program (the “DRP”) effective as of the distribution payment date of October 10, 2006.  The amended and restated DRP affects our shares of common stock, par value $0.01 per share.  Under the DRP, a shareholder may acquire, from time to time, additional shares of our stock by reinvesting cash distributions payable by us to such shareholder, without incurring any brokerage commission, fees or service charges.  The price at which additional shares of our stock may be acquired under the DRP is currently fixed at $10.00 per share.  Attached to this Current Report on Form 8-K as Exhibit No. 99.1 is a copy of the DRP, which is hereby incorporated into this filing in its entirety.

Section 9 – Financial Statements and Exhibits

Item 9.01                                                 Financial Statements and Exhibits

(c)

Exhibit Number	Description

99.1	Amended and Restated Distribution Reinvestment Program of Inland Western Retail Real Estate Trust, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Steven P. Grimes
Name:	Steven P. Grimes
Title:	Principal Financial Officer

Date:	July 31, 2006